NORTH CAROLINA
Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF AMENDMENT

OF

THE SAINT JAMES COMPANY

the original of which was filed in this office on the 14th day of January, 1985.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 9th day of March, 2009.

Elaine F. Marshall

Secretary of State

ARTICLES OF AMENDMENT
OF
RADIATION DISPOSAL SYSTEMS, INC.

The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of §55-103 of the General Statutes of North Carolina, hereby executes the following Articles of Amendment:

1. The name of the corporation is RADIATION DISPOSAL SYSTEMS, INC.

2. The following amendment to the charter of the corporation was authorized by its shareholders on the 13th day of September, 1984, in the manner prescribed by law:

RESOLVED:

That at such time as the directors of the corporation deem appropriate, the corporation's Articles of Incorporation may be amended to allow the issuance of up to 1,500,000 shares of preferred non-voting stock having a par value of $.50 each. Such shares of preferred non-voting stock shall have a 10% non-cumulative dividend, will be callable by the corporation at 105% of par value one year from the date the stock certificates therefor are issued, and will be convertible by the holders thereof on a share for share basis into the common stock of the corporation one year from the date the certificates therefor are issued.

3. On January 2, 1985, the directors of the corporation unanimously adopted the following amendment to the charter of the corporation:

NOW, THEREFORE, BE IT RESOLVED:

That the charter of the corporation be amended by adding the following sentence to that article designated as "IV" containing the total shares which the corporation is authorized to issue:

amendment

The aggregate number of shares of preferred stock which the corporation shall be authorized to issue is 650,000 having a par value of $.50 each. The shares of preferred stock shall be non-voting, shall have a 10% non-cumulative dividend, shall be callable by the corporation at 105% of par one year from the date the stock certificates therefor are issued and shall be convertible by the holders thereof on a share for share basis into common stock one year from the date the stock certificates therefor are issued. In the event the preferred stock is called, the corporation will not be required to pay

any dividend arrearages.

4. The total number of shares of common stock of the corporation outstanding at the time of such adoption was 5,912.3077 and the number of shares entitled to vote thereon was 5,912.3077.

5. The number of shares voted for such amendment was 5,912.3077 common stock and no shares were voted againt such amendment.

6. Any exchange, reclassification or cancellation of issued shares will be effected in the following manner: None

7. Any change in the stated capital of the corporation will be effected in the following manner: ~~The stated capital will be increased by $325,000.~~ NONE

8. The amendment herein effected does not give rise to dissenter's rights to payment for reason that the only effect of such amendment is to authorize the issuance of preferred non-voting stock by the corporation.

IN WITNESS WHEREOF, these articles are signed by the President and Secretary of the corporation, this 4th day of January, 1985.

RADIATION DISPOSAL SYSTEMS, INC.

By Albert D. Yane
President

ATTEST:

Manuel E. Kane
Secretary

STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

I, Teresa G. Brooks, a Notary Public, do hereby certify that on this 4th day of January, 1985, personally appeared before me Albert D. Kane and Manuel E. Kane, each of whom being by me first duly sworn, declared that he signed the foregoing document in the capacity indicated, that he was authorized so to sign, and that the statements contained therein are true.

Witness my hand and notarial seal, this 4th day of January, 1985.

Teresa G. Brooks
Notary Public

My Commission expires: 10/3/89